UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 25, 2006

Naturade, Inc
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	33-7106-A	23-2442709
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

14370 Myford Rd., Suite 100, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	714-573-4800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Fifth Amendment to Loan Agreement

On May 25, 2006, Naturade, Inc. (the "Company") and Howard Shao ("Shao") amended the Loan Agreement (the "Agreement") dated August 31, 2000, by and between the Company, and Shao, pursuant to which the parties:

Issued one million (1,000,000) shares of the Company's common stock in payment of $92,345.22 in principal and $7,654.78 in accrued interest on the Loan Agreement, and;

Modified the payment provisions on the remaining $15,096.91 in acrrued interest to be paid on or before June 31, 2006.

Upon the completion of the issuance of shares and the payment on the remaining accrued interest, the Laon Agreement will be paid in full and cancelled.

Item 3.02 Unregistered Sales of Equity Securities.

On May 25, 2006, the Company issued to Shao, 1,000,000 shares of Common Stock in consideration for payment of principal and interest on the Loan Agreement. The shares were issued directly, without the services of an underwriter, and without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on Section 4(2) of that Act. For a description of this transaction, see Item 1.01 of this Report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Naturade, Inc

May 31, 2006	By:	/s/Stephen M. Kasprisin

Name: Stephen M. Kasprisin
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Loan Agreement, dated as of May 25, 2006, is entered into between Howard Shao, and Naturade, Inc.